Exhibit 99.1
AdvanSix.com
News Release

ADVANSIX ANNOUNCES SECOND QUARTER 2019 FINANCIAL RESULTS

Sales of $345 million, down 14% versus prior year primarily due to raws pass-through pricing
Cash Flow from Operations of $25 million, down $8 million versus prior year
Earnings Per Share of $0.53, down $0.38 versus prior year

2Q19 results include previously announced $12.6 million pre-tax repositioning charge from closure of Pottsville, PA manufacturing facility

Parsippany, N.J., August 1, 2019 - AdvanSix (NYSE: ASIX) today announced its financial results for the second quarter ending June 30, 2019. Overall, the Company continues to benefit from its global, low-cost advantage in a challenging macro environment while executing its strategic priorities.
Second Quarter 2019 Highlights
•Sales down approximately 14% versus prior year, including approximately 9% lower raw material pass-through pricing and 5% lower volume
•Net Income of $15.3 million, a decrease of $13.1 million versus the prior year
•EBITDA of $35.9 million, a decrease of $17.1 million versus the prior year
◦2Q19 pre-tax income includes approximately $12.6 million repositioning charge associated with the closure of Pottsville, PA manufacturing facility
•Cash Flow from Operations of $25.3 million, a decrease of $7.9 million versus the prior year
•Free Cash Flow of ($6.4) million, a decrease of $16.8 million versus the prior year
•Repurchased 578,045 shares for approximately $16 million

“Our second quarter results were supported by high plant utilization rates in the face of trade and macro uncertainty, soft carpet and auto end markets, challenging acetone industry dynamics and a weather-delayed domestic planting season," said Erin Kane, president and CEO of AdvanSix. "As we shared previously, our Pottsville films manufacturing site closed in July and we recorded a $12.6 million pre-tax repositioning charge in the second quarter. Our strategic alliance with Oben Group continues to gain strength, positioning us for success in the nylon films industry. During a dynamic first half of 2019, we continued to execute against our strategic priorities including smart deployment of capital into high-return growth and cost savings projects while returning cash to shareholders through ongoing repurchases.”

Summary second quarter 2019 financial results for the Company are included below:
Second Quarter 2019 Results

($ in Thousands, Except Earnings Per Share)	2Q 2019	2Q 2018
Sales	$345,215	$400,459
Net Income	15,346	28,410
Earnings Per Share (Diluted)	$0.53	$0.91
EBITDA (1)	35,911	52,969
EBITDA Margin % (1)	10.4%	13.2%
Cash Flow from Operations	25,287	33,154
Free Cash Flow (1)(2)	(6,402)	10,444
(1) See “Non-GAAP Measures” included in this press release for non-GAAP reconciliations
(2) Net cash provided by operating activities less capital expenditures

Sales of $345.2 million decreased approximately 14% versus the prior year. Pricing overall decreased 9% versus the prior year, including a 9% unfavorable impact from raw material pass-through pricing following cost decreases in benzene and propylene (inputs to cumene which is a key feedstock to our products). Market-based pricing was approximately flat compared to the prior year reflecting improved performance in our ammonium sulfate product line, offset by declines in chemical intermediates due to the lengthening of acetone supply globally. Sales volume in the quarter decreased 5% versus the prior year primarily due to continued challenging acetone industry dynamics, the previously disclosed phenol force majeure, and lower nylon volume, partially offset by improved ammonium sulfate volume.

Sales by product line represented the following approximate percentage of our total sales:

	2Q 2019	2Q 2018
Nylon	27%	27%
Caprolactam	20%	19%
Ammonium Sulfate Fertilizers	27%	21%
Chemical Intermediates	26%	33%

EBITDA of $35.9 million in the quarter decreased $17.1 million versus the prior year primarily due to the approximately $12.6 million pre-tax repositioning charge associated with the closure of Pottsville films manufacturing and the unfavorable impact of challenging acetone industry dynamics. Second quarter 2019 results also included an approximately $2.3 million benefit from business interruption insurance proceeds related to the 1Q18 weather event offset by an approximately $2.3 million unfavorable carryover impact from the phenol force majeure as previously announced.

Earnings per share of $0.53 decreased 42% versus the prior year driven by the factors discussed above, partially offset by a lower share count driven by continued repurchases. The lower share count contributed an approximately $0.04 benefit versus the prior year.

Cash flow from operations of $25.3 million in the quarter decreased $7.9 million versus the prior year primarily due to the unfavorable impact of changes in working capital. Capital expenditures of $31.7 million in the quarter increased $9.0 million versus the prior year primarily due to an increase in spend on growth and cost savings projects.

Outlook
•Targeting strong nylon plant utilization rates while navigating through soft end markets
•Typical ammonium sulfate seasonality expected to drive 3Q19 sequential domestic pricing decline and higher export mix
•Preliminary acetone anti-dumping duties announced for Singapore and Spain - expect remaining preliminary duty determinations by end of 3Q19
•Expect an unfavorable impact to pre-tax income, as a result of Philadelphia Energy Solutions (PES) supplier fire, of $6 to $8 million in 3Q19 and $5 to $7 million in 4Q19
•Expect full year 2019 Capital Expenditures to be approximately $150 million and continue to expect full year 2019 pre-tax income impact of planned plant turnarounds to be $35 to $40 million

"Our organization is again demonstrating its ability to successfully navigate a dynamic environment as we continue to optimize expected base feedstock and logistics cost increases with a realigned cumene supply chain into 2020 following the shutdown of PES. While there is a more acute near-term financial impact as a result of this event, we are confident in our long-term optionality. We remain focused on driving further value creation for our shareholders through safe and stable operations, enhancing our long-term growth capabilities, and making smart and disciplined investments in the business to drive higher returns,” added Kane.

Conference Call Information
AdvanSix will discuss its results during its investor conference call today starting at 9:00 a.m. ET. To participate on the conference call, dial (786) 789-4797 (domestic) or (888) 254-3590 (international) approximately 10 minutes before the 9:00 a.m. ET start, and tell the operator that you are dialing in for AdvanSix’s second quarter 2019 earnings call. The live webcast of the investor call as well as related presentation materials can be accessed at http://investors.advansix.com. Investors can hear a replay of the conference call from 12 noon ET on August 1 until 12 noon ET on August 8 by dialing (719) 457-0820 (domestic) or (888) 203-1112 (international). The access code is 3057278.

About AdvanSix
AdvanSix is a leading manufacturer of Nylon 6, a polymer resin which is a synthetic material used by our customers to produce engineered plastics, fibers, filaments and films that, in turn, are used in such end-products as automotive and electronic components, carpets, sports apparel, fishing nets and food and industrial packaging. As a result of our backward integration and the configuration of our manufacturing facilities, we also sell caprolactam, ammonium sulfate fertilizer, acetone and other intermediate chemicals, all of which are produced as part of our Nylon 6 integrated manufacturing chain. More information on AdvanSix can be found at http://www.advansix.com.

Forward Looking Statements
This release contains certain statements that may be deemed “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, that address activities, events or developments that our management intends, expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. Forward-looking statements may be identified by words like "expect," "anticipate," "estimate," “outlook”, "project," "strategy," "intend," "plan," "target," "goal," "may," "will," "should" and "believe" or other variations or similar terminology. Although we believe forward-looking statements are based upon reasonable assumptions, such statements involve known and unknown risks, uncertainties and other factors, many of which are beyond our control and difficult to predict, which may cause the actual results or performance of the Company to be materially different from any future results or performance expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to: the impact of scheduled turnarounds and significant unplanned downtime and interruptions of production or logistics operations as a result of mechanical issues or other unanticipated events such as fires, severe weather conditions, and natural disasters; price fluctuations and supply of raw materials; our operations requiring substantial capital; general economic and financial conditions in the U.S. and globally; growth rates and cyclicality of the industries we serve; risks associated with our indebtedness including with respect to restrictive covenants; failure to develop and commercialize new products or technologies; loss of significant customer relationships; adverse trade and tax policies; extensive environmental, health and safety laws that apply to our operations; hazards associated with chemical manufacturing, storage and transportation; litigation associated with chemical manufacturing and our business operations generally; inability to acquire and integrate businesses, assets, products or technologies; protection of our intellectual property and proprietary information; prolonged work stoppages as a result of labor difficulties; cybersecurity and data privacy incidents; failure to maintain effective internal controls; disruptions in transportation and logistics; our inability to achieve some or all of the anticipated benefits of our spin-off including uncertainty regarding qualification for expected tax treatment; fluctuations in our stock price; and changes in laws or regulations applicable to our business. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Such forward-looking statements are not guarantees of future performance, and actual results, developments and business decisions may differ from those envisaged by such forward-looking statements. We identify the principal risks and uncertainties that affect our performance in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2018.

Non-GAAP Financial Measures
This press release includes certain non-GAAP financial measures intended to supplement, not to act as substitutes for, comparable GAAP measures. Reconciliations of non-GAAP financial measures to GAAP financial measures are provided in this press release. Investors are urged to consider carefully the comparable GAAP measures and the reconciliations to those measures provided. Non-GAAP measures in this press release may be calculated in a way that is not comparable to similarly-titled measures reported by other companies.

# # #

Contacts:
Media	Investors
Debra Lewis	Adam Kressel
(973) 526-1767	(973) 526-1700
debra.lewis@advansix.com	adam.kressel@advansix.com

AdvanSix Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(Dollars in thousands, except share and per share amounts)

	June 30, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$17,057	$9,808
Accounts and other receivables – net	127,526	160,266
Inventories – net	138,234	137,182
Other current assets	10,496	3,807
Total current assets	293,313	311,063

Property, plant and equipment – net	701,120	672,210
Operating lease right-of-use assets	115,284	—
Goodwill	15,005	15,005
Other assets	38,164	36,348
Total assets	$1,162,886	$1,034,626

LIABILITIES
Current liabilities:
Accounts payable	$192,614	$231,720
Accrued liabilities	31,907	30,448
Operating lease liabilities – short-term	26,022	—
Deferred income and customer advances	3,184	22,556
Total current liabilities	253,727	284,724

Deferred income taxes	113,685	103,783
Operating lease liabilities – long-term	89,503	—
Line of credit – long-term	255,000	200,000
Postretirement benefit obligations	24,381	21,080
Other liabilities	6,027	4,701
Total liabilities	742,323	614,288

STOCKHOLDERS' EQUITY
Common stock, par value $0.01; 200,000,000 shares authorized; 30,591,472 shares issued and 28,008,959 outstanding at June 30, 2019; 30,555,715 shares issued and 29,345,001 outstanding at December 31, 2018	306	306
Preferred stock, par value $0.01; 50,000,000 shares authorized and 0 shares issued and outstanding at June 30, 2019 and December 31, 2018	—	—
Treasury stock at par (2,582,513 shares at June 30, 2019; 1,210,714 shares at December 31, 2018)	(26)	(12)
Additional paid-in capital	200,036	234,699
Retained earnings	223,339	187,819
Accumulated other comprehensive loss	(3,092)	(2,474)
Total stockholders' equity	420,563	420,338
Total liabilities and stockholders' equity	$1,162,886	$1,034,626

AdvanSix Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(Dollars in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Sales	$345,215	$400,459	$660,110	$759,697

Costs, expenses and other:
Costs of goods sold	303,128	342,958	570,008	664,278
Selling, general and administrative expenses	20,009	17,919	39,422	37,132
Other non-operating expense (income), net	1,452	1,582	3,056	5,128
Total costs, expenses and other	324,589	362,459	612,486	706,538

Income before taxes	20,626	38,000	47,624	53,159
Income tax expense	5,280	9,590	12,104	13,156
Net income	$15,346	$28,410	$35,520	$40,003

Earnings per common share
Basic	$0.54	$0.93	$1.25	$1.31
Diluted	$0.53	$0.91	$1.21	$1.28

Weighted average common shares outstanding
Basic	28,162,007	30,481,627	28,489,486	30,485,095
Diluted	29,136,979	31,305,168	29,460,149	31,294,323

AdvanSix Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(Dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Cash flows from operating activities:
Net income	$15,346	$28,410	$35,520	$40,003
Adjustments to reconcile net income to net cash (used for) provided by operating activities:
Depreciation and amortization	13,957	13,371	27,872	25,913
Loss on disposal of assets	1,486	1,025	1,901	1,336
Deferred income taxes	6,362	5,104	10,109	6,845
Stock based compensation	2,812	2,599	5,574	4,880
Accretion of deferred financing fees	107	109	214	1,589
Restructuring charges	12,623	—	12,623	—
Changes in assets and liabilities:
Accounts and other receivables	(10,275)	10,821	32,743	43,913
Inventories	922	2,506	(2,494)	7,079
Accounts payable	88	(14,533)	(30,586)	(30,185)
Accrued liabilities	5,461	2,826	(1,771)	(6,805)
Deferred income and customer advances	(17,510)	(14,701)	(19,372)	(14,769)
Other assets and liabilities	(6,092)	(4,383)	(4,970)	(2,578)
Net cash provided by operating activities	25,287	33,154	67,363	77,221

Cash flows from investing activities:
Expenditures for property, plant and equipment	(31,689)	(22,710)	(71,201)	(53,423)
Other investing activities	(698)	(252)	(1,285)	(1,254)
Net cash used for investing activities	(32,387)	(22,962)	(72,486)	(54,677)

Cash flows from financing activities:
Payments of long-term debt	—	—	—	(266,625)
Borrowings from line of credit	124,750	15,000	210,250	261,000
Payments of line of credit	(89,750)	(35,000)	(155,250)	(51,000)
Payment of line of credit facility fees	—	—	—	(1,362)
Principal payments of finance leases	(2,232)	(87)	(2,377)	(162)
Purchase of treasury stock	(16,414)	(2,743)	(40,267)	(3,113)
Issuance of common stock	—	—	16	—
Net cash provided by (used for) financing activities	16,354	(22,830)	12,372	(61,262)

Net change in cash and cash equivalents	9,254	(12,638)	7,249	(38,718)
Cash and cash equivalents at beginning of period	7,803	29,352	9,808	55,432
Cash and cash equivalents at the end of period	$17,057	$16,714	$17,057	$16,714

Supplemental non-cash investing activities:
Capital expenditures included in accounts payable			$18,451	$7,704

AdvanSix Inc.
Non-GAAP Measures
(Dollars in thousands)

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net cash provided by operating activities	$25,287	$33,154	$67,363	$77,221
Expenditures for property, plant and equipment	(31,689)	(22,710)	(71,201)	(53,423)
Free cash flow (1)	$(6,402)	$10,444	$(3,838)	$23,798

(1) Free cash flow is a non-GAAP measure defined as Net cash provided by operating activities less Expenditures for property, plant and equipment

The Company believes that this metric is useful to investors and management as a measure to evaluate our ability to generate cash flow from business operations and the impact that this cash flow has on our liquidity.

Reconciliation of Net Income to EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net income	$15,346	$28,410	$35,520	$40,003
Interest expense, net	1,328	1,598	2,434	4,688
Income taxes	5,280	9,590	12,104	13,156
Depreciation and amortization	13,957	13,371	27,872	25,913
EBITDA (2)	$35,911	$52,969	$77,930	$83,760
One-time Pottsville restructuring charges (3)	12,623	—	12,623	—
EBITDA excluding one-time Pottsville restructuring charges	$48,534	$52,969	$90,553	$83,760

Sales	$345,215	$400,459	$660,110	$759,697

EBITDA margin (4)	10.4%	13.2%	11.8%	11.0%

EBITDA margin excluding one-time Pottsville restructuring charges	14.1%	13.2%	13.7%	11.0%

(2) EBITDA is a non-GAAP measure defined as Net Income before Interest, Income Taxes, Depreciation and Amortization
(3) One-time Pottsville restructuring charges reflect the closure of the Company's Pottsville, Pennsylvania films plant
(4) EBITDA margin is defined as EBITDA divided by Sales

The Company believes these non-GAAP financial measures provide meaningful supplemental information as they are used by the Company’s management to evaluate the Company’s operating performance, enhance a reader’s understanding of the financial performance of the Company, and facilitate a better comparison among fiscal periods and performance relative to its competitors, as these non-GAAP measures exclude items that are not considered core to the Company’s operations.

AdvanSix Inc.
Appendix
(Pre-tax income impact, Dollars in millions)

Planned Plant Turnaround Schedule (5)

	1Q	2Q	3Q	4Q	FY
2017	—	~$10	~$4	~$20	~$34
2018	~$2	~$10	~$30	—	~$42
2019E	—	~$5	~$5	$25-$30	$35-$40
2020E	—	X	—	X	In-line with historical averages

(5) Primarily reflects the impact of fixed cost absorption, maintenance expense, and the purchase of feedstocks which are normally manufactured by the Company